EXHIBIT INDEX


(a)(3)    Articles of Amendment, dated Nov. 14, 2002.

(h)(8) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 1, 2003.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment adviser and principal underwriter, dated May 2003.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.